NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF
COMMON STOCK
AND
SERIES A CONVERTIBLE PREFERRED STOCK
OF
EXEGENICS INC.
(Not to Be Used for Signature Guarantees)

        This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share, and shares of Series A Convertible Preferred Stock, par value $0.01 per share (collectively, the "Shares"), of eXegenics Inc., a Delaware corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase, dated May 29, 2003 (the "Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mailed to EquiServe Trust Company (the "Depositary"). See "THE OFFER—Procedure for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

EquiServe Trust Company

By First Class Mail:	By Facsimile Transmission:	By Hand:
EquiServe Trust Company Attn: Corporate Actions P.O. Box 43014 Providence, RI 02940-3014	(781) 575-2901	EquiServe Trust Company c/o Securities and Transfer & Reporting Services, Inc. 100 William Street Galleria New York, NY 10038
For Information Telephone:
(781) 575-3120
By Certified or Express Delivery:
EquiServe Trust Company Attention: Corporate Actions 150 Royall Street Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to EI Acquisition Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth under "The Offer—Procedure for Tendering Shares" of the Offer to Purchase.

Number of Shares of Common Stock:
Number of Shares of Preferred Stock:
Certificate No(s). (if available):
Name(s) of Record Holder(s):
If Shares will be tendered by book-entry transfer:
Name of Tendering Institutions:
Account No.:
Address:	Include Zip Code
Signature(s):
Dated:	, 2003

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, as Eligible Institution (as such term is defined under "THE OFFER—Procedure for Tendering Shares" of the Offer to Purchase), hereby guarantees to deliver to the Depositary at one of its addresses set forth above the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined under "The Offer—Acceptance for Payment and Payment for Shares" of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three Nasdaq SmallCap Market trading days after the date hereof.

Name of Firm:	(Authorized Signature)
Name(s):	(Please Type or Print)
Title:
Address:	(Include a Zip Code)

Area Code and Telephone No.:
Date:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A LETTER OF TRANSMITTAL.